[*] Designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission

[*] PROSPECT PARTICIPATION AGREEMENT

THIS AGREEMENT made and entered into this 4th day of June, 2009, by and between

ARCHER EXPLORATION, INC.
1701 Westwind Dr. Suite #125
Bakersfield, CA 93301

A Nevada corporation, hereinafter called “Operator”, and

AMERICAN PETRO-HUNTER, INC.
1694 Falmouth Road, Suite 123
Centerville, MA  02632

A Massachusetts corporation, hereinafter called “Participant”

WITNESSETH:

WHEREAS Archer has acquired all right, title and interest to the [*] Prospect (the Prospect”) and the land, geological and geophysical information and data used to develop the concept of the Prospect. In addition, Archer is the owner of oil and gas leases (hereinafter referred to as “said leases”) totaling 638 net acres, as more fully described in Exhibit “A-4” to Exhibit “C” of this Agreement covering and embracing the lands (hereinafter referred to as “said lands”) in the Area of Mutual Interest (hereinafter referred to as the ”AMI”), shown on the attached Exhibit “A” and described as follows:

[*]

Pursuant to this Participation Agreement, Archer will make a portion of its interest in the [*] Prospect available to the Participants.  Each Participant shall be obligated to pay its proportional share of the acquisition costs, including the anticipated oil and gas lease acquisition costs, together with the drilling and completing costs of the Test Well provided for in the attached Operating Agreement; estimates of these costs are set out in the “Authorization For Expenditure” attached hereto as Exhibit “B” in this Participation Agreement.

WHEREAS Participant desires to earn an assignment of Twenty-Five Percent of One Hundred Percent (25% of 100%) Archer’s leasehold working interest in said lands and the AMI for the consideration of $142,000.00, on conditions hereinafter set forth:

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

[*] Designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission

1. For the purposes of this Agreement, the following definitions and/or interpretations shall apply:

(a)  Initial Test Well is a well drilled to sufficient depth to test for the presence of oil or gas on a given property within the AMI.

(b)  A Completed Well is a well which has been fully equipped for the taking of production, through and including the tanks for an oil well and through and including the Christmas tree for gas.

(c)  Paying quantities means a quantity (in the judgment of a reasonable and prudent operator) of oil, gas (including any gaseous hydrocarbons produced with oil) and/or gas (including any liquid hydrocarbons produced with gas) sufficient to repay, with a reasonable profit, the cost and expense of operating the well.

(d)  Contract depth is a depth sufficient to fully test the [*], whichever is first encountered.  This depth is an estimated distance, which will be actually determined based on results of the seismic study to be conducted per Section 2 below.

(e)  A Dry Hole is a well drilled to contract depth that is plugged and abandoned as being incapable of commercial production.

(f)  Term of Agreement is as long as operations are being conducted on the leased lands or until terminated under a provision of this Agreement.

(g)  Net Revenue is that revenue derived from the sale of hydrocarbons from the oil/gas well after costs associated with the production of the same as described in the COPAS Agreement, which is attached to the Operating Agreement, have been deducted.

(h)  Seismic Survey shall mean the acquisition of additional Seismic Data over the Prospect area, either 2D or 3D as determined by Operator, and the processing of the data acquired.

(i)  Prospect is the land, geological and geophysical information and data used to develop the concept to locate and extract hydrocarbons from the lands within an A M I.

(j)  Earning shall mean that the Participant has paid its entry fee and pro rata share of all costs of the operations in connection with the Prospect up to and including the completion of the initial Test Well.

[*] Designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission

(k)  Participant assignment of Interest shall mean any action or attempted action by Participant that would or could result in a change in the name of the entity holding title to or exercising control over Participant’s right, title or interest in and to the Prospect.  Further, any action resulting in a change of ownership, or control of ownership of Participant, including but not limited to a change from private to public ownership, shall be deemed an assignment or attempt to assign, as contemplated under this Agreement.

2.  Participant hereby agrees to (i) pay for, acquire, assume and be responsible for its undivided share of Archer’s rights, interests and obligations under and pursuant to the acquisition and operation of the Prospect and (ii) abide and be bound by each and all of the terms and provisions of any oil and gas leases, acquired by Archer, the costs thereof and (iii) the exploration and development costs of the [*] Prospect, including seismic study and the drilling and testing of the initial Test Well on said prospect.  In general, each Participant will be responsible for their pro rata share of the cost of the Prospect, which shall include the completion of the initial Test Well, and will thereby earn and own an undivided working interest in the applicable leases proportionate to their participation interest hereunder, that being Twenty-Five Percent of One Hundred Percent (25% of 100%) of the Working Interest.

By the consideration tendered with this Agreement, Participant shall be deemed to have paid its pro rata share of all fees and costs of the Prospect, including land acquisition and seismic, up to the drilling of the Initial Test Well.  Not included in this amount are delay rental payments for leases previously acquired or the cost of drilling and completing the Initial Test Well.  Cash calls may be made by Operator from time to time for delay rental payments.

Operator will issue a cash call for Participant’s pro rata share of the cost of drilling the Initial Test Well sufficiently in advance of the drilling of the Initial Test Well to insure that all funds are collected by Operator prior to the signing of a drilling contract for drilling rig.  Additional cash calls in connection with the drilling and completion of the Initial Test Well shall be made as set forth in this Agreement and in the Operating Agreement, as appropriate.

3.  Pursuant to this Participation Agreement and the Operating Agreement attached hereto as Exhibit “C”, Archer, or its assigns, shall serve as Operator for the Prospect.  All operations will be conducted under the terms and conditions of the said Participation Agreement, or the Operating Agreement which names Archer, or its assigns, as Operator, as appropriate.  Except as provided for in Paragraph 4 below, each Participant(s) hereunder agrees to abide by the decision of the majority in interest of Participants as to all elections under the Operating Agreement.

[*] Designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission

4. Commencing with the signing of this Participation Agreement, Operator shall perform such tasks necessary to develop the Prospect with the goal of drilling and completing the Initial Test Well for the production of Hydrocarbons from the lands in the AMI.  Participant and Operator agree to the terms and conditions of Section 5 below, which specifies how the duties are to be performed by Operator prior to the commencement of actual drilling operations.  Nothing in this Agreement precludes the cessation of all activities in connection with this Prospect in the event that the Operator’s recommendation drawn from the Seismic Study results in the agreement of Participant and Operator that the Initial Test Well will not produce hydrocarbons in paying quantities.  In which case, the Participant will be deemed not to have earned and the Parties to this Agreement shall have no further obligations to each other.  Participant understands that Operator’s recommendation is only its best assessment of the Seismic Data and is no guarantee of the presence or absence of hydrocarbons under the leased lands.

All AFEs and elections attached thereto are due and payable at the Office of Operator, no later than close of business on the fifteenth (15th) calendar day following the Participant(s) receipt of the AFE.  If that date falls on a Saturday, Sunday, or recognized holiday, the next calendar day will be used, unless there is a rig on site, in which case Participant has twenty-four (24) hours to notify Operator of its election.  Participant(s) agrees to pay its pro rata share of costs on a given AFE, even if the total cost exceeds that shown on the AFE.  Failure to timely pay ANY AFE shall be deemed to be an election not to participate in the [*] Prospect.

Subsequent to earning, Participant(s) shall have the right to independently exercise its “non-consent” rights, under the terms and conditions set forth in the Operating Agreement with respect to any operation for which Particpant(s) has the right to exercise non-consent rights under the Operating Agreement.  Upon proposing or receipt of a proposal under the provisions of Articles VI, Paragraph B., 1., of the Operating Agreement, Operator shall immediately give the written notice set forth in said Article VI, Paragraph B., 1., of the Operating Agreement to the Participant hereunder.  The Participant shall have fifteen (15) days within which to notify Operator whether or not they wish to participate in the cost of the proposed operation, unless there is a rig on site, in which case Participant shall have twenty-four (24) hours to notify Operator of its election.  Failure to timely notify Operator of its election shall constitute an election not to proceed in accordance with the proposed operation but to go “Non-Consent” per the terms of Article VI, Paragraph B., 2. of the Operating Agreement.  Any Participant electing not to participate pursuant to this non-consent provision shall suffer forfeiture of any and all right, title and interest in the [*] Prospect.  If a Participant goes non-consent on any operation subsequent to hook-up of the Initial Test Well, it shall retain the interest previously earned.

[*] Designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission

Notwithstanding any other provision of this Agreement, in no event shall the Participant be entitled to participate on a “non-consent” basis with respect to the Initial Test Well as set forth in the AFE and in Article VI, of the Operating Agreement or any subsequent operations.

Any election, by Participant, not to participate prior to earning, whether by formal notice or by failure to elect and/or to timely pay, shall result in the forfeiture of any and all of Participant’s right title and interest in the [*] Prospect.

5. Operator’s duties shall be:

(a) to conduct a Seismic Survey of the AMI and sufficient surrounding property to allow the gathering of seismic data.

(b) to conduct a study of the Seismic Data and issue a report of its findings to the Participant.

(c) to report to Participant a recommendation as to the suitability of the Prospect for the drilling of a Test Well, the location and depth of same.

(d) to continue Leasing Program for the acquisition of remaining un-leased acreage within the AMI.

(e) to maintain leases held and acquired by paying rentals and extending terms, where necessary.  During the term of this Agreement the Operator shall keep the said leases free and clear from all liens.

(f) to issue AFEs and Cash Calls to fund operations.

(g) to drill, with Particpant’s participation, the Initial Test Well on lands within the AMI.

(h) to operate the production of any hydrocarbons found on the Leased Lands from the Initial Test Well and/or any follow up wells under the terms and provisions of the Joint Operating Agreement.

6.             (a) If it is determined by Operator, based upon its analysis of the Seismic Data, that there is a probability of the Initial Test Well producing in paying quantities, Operator shall commence the actual drilling of a test well on the described leased land on or before June 30th, 2010, or a date mutually acceptable to both parties, at a location mutually acceptable between Operator and Participant, initially presumed to be located in [*].  Should Operator and Participant disagree, Participant shall not unreasonably withhold its consent to Operator’s proposal.  Thereafter Operator shall diligently and continuously prosecute the drilling of said test well in a proper and workmanlike manner to contract depth.  Operator shall furnish Participant with copies of daily drilling reports as well as copies of all logs.  Participant shall have on-site access to all operations on the subject lands. Participant’s access shall be at its sole risk.

[*] Designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission

(b) In the event any well provided for herein is lost for any reason prior to being drilled to contract depth, or Operator has encountered during the drilling of any well mechanical difficulty or formation or condition which would render further drilling impractical or impossible, Operator shall plug and abandon such well and thereafter commence a substitute well at a mutually agreed location within forty-five (45) days after cessation of Operators drilling operations in the prior well, or at a time mutually agreed between Operator and Participant.  In the event of a disagreement, Participant shall not unreasonably withhold its consent in these matters. Any substitute well drilled hereunder shall be drilled subject to the same terms and conditions and to the same depth as provided for the well so lost or abandoned.  Any reference herein or hereafter made to the test well shall be deemed to be a reference to any substitute well or wells which may be drilled there for.

(c) In the event the test well, or substitute well there for is abandoned after reaching contract depth due to the well being incapable of producing oil and/or gas in paying quantities, Operator shall have the right to commence a second test well within ninety (90) days after abandonment of the test well, or at a time mutually agreed between the Operator and Participant, at a location mutually acceptable between Operator and Participant.  In the event of a disagreement, Participant shall not unreasonably withhold its consent in these matters.  Once consent (election to participate) is given, Operator shall diligently and continuously prosecute the drilling of the second test well in a proper and workmanlike manner to contract depth and complete said test well within 45 days from the date of commencement.

(d) By the performance of the covenants and conditions hereof and upon completion of the test well as a producer of oil and/or gas in paying quantities and in accordance with the terms and conditions hereof, Participant shall earn and receive within fifteen (15) days thereof an interest in said lands as follows:

(1) An assignment of Twenty-Five percent of One Hundred Percent (25% of 100%) of Archer’s working interest in the AMI.  The assignment to Participant from Operator shall be subject to an overriding royalty being the difference between lessor royalty and twenty five percent (25.0%).  Archer covenants and agrees to deliver to Operator no less than a seventy-five percent (75.0%) net revenue interest.

(2)  In addition, any new leasehold interest acquired within the AMI during the term hereof by Operator shall be subject to said overriding royalty interest reserved by Operator, being the difference between lessor royalty and twenty five percent (25.0%). All information acquired in the drilling of any well by Operator in the AMI shall be furnished to Participant(s) in a timely manner and at no cost to Participant(s).

[*] Designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission

(3)  Within three-hundred and sixty-five (365) days from and after the date of the commencement of production of oil or gas in paying quantities in the test well, or at a time mutually agreed between the Operator and Participant(s), Operator shall have the right to commence drilling operations of the next well.  Operations for drilling of each successor well thereafter may commence within three-hundred and sixty-five (365) days from and after the cessation of drilling operations in the preceding well, or at a time mutually agreed between the Operator and Participant(s), until the leased land has been fully developed.  As used in this paragraph, the term “cessation of drilling operations” shall not include a temporary stoppage of drilling operations in the same well, nor to a stoppage of longer duration for such purposes where such stoppage is approved in writing by Operator.  In the event of a disagreement, Participant(s) shall not unreasonably withhold its consent in these matters.  This Section of the Participation Agreement is subject to the terms and conditions of the Leases held in the AMI.  In the case of any conflict between the two, the requirements of the Leases shall prevail.

7.  Operator shall have the right to contract out for services and assign duties to qualified entities in the performance of its obligations under this Agreement.

8.  Participant shall be responsible for the timely payment of its proportionate share of any and all expenses in connection with the Prospect, including but not limited to the drilling and completion of the Initial Test Well.

9.  Each party hereto shall be liable and responsible for and shall indemnify and hold the other harmless (including costs and attorney’s fees) from and against any claim or actions following injury to, illness or death of any person and any loss or damage to any property occurring in connection with the performance or non-performance of this agreement only to the extent of its own negligence and that of its agents, servants, employees and contractors.

10. The Initial Test Well shall be drilled subject to the terms and conditions of the geological requirements set forth in Exhibit “A-2“ to the Operating Agreement, which is attached hereto and made a part hereof.

11. All operations on the leased lands within the AMI shall be governed by a mutually acceptable Operating Agreement with, among other attachments, a COPAS Accounting Procedure. The said Operating Agreement and Accounting Procedure is attached hereto as Exhibit ”C”.  For the purpose of determining Operator’s reimbursable costs and expenses for any well in which Operator retains a working interest, the said COPAS Accounting Procedure, as herein modified, shall control.  In the event of a conflict between the provisions of the Operating Agreement and/or the Accounting Procedure and this Agreement, the terms of the latter shall control.

12. If any well is completed as a producer of oil and/or gas in paying quantities, Operator shall furnish to Participant(s), within ninety (90) days after the date of completion, an itemized statement of the cost of drilling, testing, completing and equipping the well, together with an inventory of the material and equipment therein, thereon and used in connection therewith and Operator shall thereafter furnish Participants with a monthly itemized statement of the cost of operations and the quantities and qualities of oil, gas or other minerals which are produced from said well, together with the amount of proceeds from the sale of such production in the preceding month; such reports, together with a complete well record shall be furnished to Participants.

13. If a lease described herein covers less that a full oil and gas leasehold estate in any lands described herein under such lease, or if Operator’s interest in such lease covering any lands described herein under such lease is less than the full oil and gas leasehold estate (excluding and disregarding any applicable royalty, overriding royalty, production payment or other burden to which leasehold estate is subject), then the overriding royalty reserved out of the production from the lands in which Operator’s interest in the oil and gas lease bears to the full oil and gas leasehold estate in such land, and the interest in the well in which Operator may acquire a working interest shall be in the proportion that the oil and gas leasehold estate in such lease covering the lands described herein bears to the full oil and gas leasehold estate in said lands.

14. Each extension of any of the said leases, in whole or in part, shall maintain and continue in effect the rights and interests reserved by Operator in said leases so extended and in said lands covered thereby.  Should a renewal or new lease or leases covering the said lands, or a part of or interest in the said lands, or a part of or interest in such a lease, be acquired by Operator, or by a third party wholly or partly for Operator or Operator’s benefit, within three (3) years from the date of the expiration of the primary term of said lease, the rights and interests herein reserved by Operator shall attach and apply to each renewal or new lease, the lands described therein and estate created thereby with the same result and effect as such reserved rights and interests attach and apply to the said lease, the said lands or in the estates created by the said lease.  Should Participant, acting as Agent for the Operator, acquire any additional acreage within the AMI in addition to the 638 net acres described above, Participant shall assign said leases to Operator. Operator shall reimburse Participant(s) for all of its approved expenses related to the acquisition.  Operator shall maintain rights and interest in the additional acreage the same as in all other acreage subject to this Agreement.

[*] Designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission

15.
The provisions of this paragraph 15 shall be applicable to all operations conducted by Operator in which Participant, as to the interest in the said lease covered by this Agreement, is participating in an operation with a working interest.

(a) Operator shall drill all wells necessary to protect the said lands from drainage through offset wells to said lease(s).

(b) If Operator should elect to abandon any well either drilled on the said lands or on said unit of production, or if any well either on the said lands or on said unit of production ceases to produce in paying quantities and if actual drilling operations for a replacement well or reworking operations are not commenced within thirty (30) days thereafter, Operator shall immediately inform Participant in writing of such fact and Participant shall have the option, to be exercised within fifteen (15) days, to reacquire free of cost the rights assigned to Operator hereunder free and clear of liens and encumbrances insofar as said rights cover and embrace the lands attributable to any such well, if Participant elects to reacquire any of said lease(s) (or any part or interest as herein provided), Participant shall also have the option to acquire any well, together with the material in and around such well then on said lands and necessary in the operation of such well at a price equal to the reasonable salvage value of said materials.  If Participant elects to take over a well, it does so with the understanding that it accepts all obligations in connection with said well, including but not limited to all abandonment costs.  Further, Participant(s) must present to Operator, at the time of notification of intent to take over a well, proof of a ”DOGGR Bond”.

(c) In the event Operator desires to surrender any of the said lease(s) as to all or any part of said lands covered thereby or to allow any of said lease(s) to terminate or expire, Operator shall notify Participant at least sixty (60) days in advance of the anniversary date specified in such lease (or the date to be surrendered, if other than the anniversary date) and Participant shall have fifteen (15) days after receipt of such notice of its election to take a reassignment of said lease as to the portion thereof to be relinquished or to be allowed either to expire or terminate. Should Participant elect to receive a reassignment, it shall be delivered by Operator not less than fifteen (15) days prior to the anniversary date of any such lease (or proposed date of surrender). Any reassignment under terms hereof shall be free of cost to Participant.

(d) As to each well that Operator drills on the leased lands, or lands within the AMI, Operator shall notify Participant in writing of the following items:

(1) The exact legal description of the location.
(2) The date actual drilling is commenced.
(3) The total depth drilled.
(4) The date of completion.
(5) Whether completed as a producer of oil and/or gas or as a dry hole.
(6) The date any production commences.
(7) The date any well is shut -in.
(8) The date and amount of payment of any shut-in royalty.

Such written notice shall be given to Participant within five (5) days after the occurrence of each of said items.

(e)  Should Operator commence any well which will be drilling over the end of the primary term of any of the said lease(s), Operator shall give Participant written notice of such drilling at least ten (10) days prior to the end of such primary term.

16.  Any notices given or required to be given hereunder shall be accomplished as set forth below. Operator’s address and telephone number are:

ARCHER EXPLORATION, INC.
1701 Westwind Drive, Suite 125
Bakersfield, CA 93301
(661) 631-1700

Participant’s address and telephone number are:

AMERICAN PETRO-HUNTER, INC.
1694 Falmouth Road, Suite 123
Centerville, MA  02632
(480) 626-5331

Each Participant shall promptly advise Operator, in writing, of its current address and telephone number to be used in connection with the giving of any notices hereunder.

[*] Designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission

The time for such receiving party to give any notice in response thereto shall begin to run on the day following the date the originating notice is received, and responsive notice shall be deemed given when deposited in the United States mail or private express courier, properly addressed and with postage or charges prepaid.  Any notice or response sent by Fax with hard copy via U.S. Mail shall be deemed delivered on the date of fax transmission.

17.  Operator, prior to commencing operations for any well on the leased lands shall, conduct title work and make reasonable effort to cure any title defects found. Operator shall keep Participant advised of these efforts.  Operator shall promptly furnish Particpant(s) with copies of all title reports, abstracts and attorney’s title opinions obtained by it relating to said lease(s).  Operator and Participant shall make available to each other, any title information it may have pertaining to said lease(s).  Neither party shall be liable for the accuracy of any title information furnished pursuant to the foregoing.  Participant does not warrant title, either expressed or implied, to the said lease(s).

18.  Participant may not assign its interest or rights under this Agreement without the prior written consent of Operator.  Any change in the name of holder of the Participant(s)’ interest, change in ownership, including but not limited to a change from private to public ownership of the Participant or any other change in the status or nature of the ownership interest, shall be considered to be an assignment, or attempt to assign, under this Section 18.

19.  No party hereto shall directly or indirectly make or authorize press or public information releases announcing or concerning the Unit Area and operations hereunder, the execution of or continuation or termination of this agreement or the results of any operation conducted hereunder without approval of all parties hereto

20.  Time shall be the essence of this Agreement in all of its parts.  This Agreement may be executed in any number of counterparts, each of which shall be considered as an original for all purposes.  The terms, covenants and conditions hereof shall run in favor of and are binding upon the parties hereto, their successors and assigns, and shall run in favor of and are binding upon the parties hereto, their successors and assigns, and shall run with the said leases and lands.

The $142,000.00 consideration shall be paid to Operator upon Participant’s execution of this Agreement.

[*] Designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Commission

IN WITNESS WHEREOF, Operator and Participant have hereunder caused their names to be subscribed the day and year first above written.

	ARCHER EXPLORATION, INC.		AMERICAN PETRO-HUNTER, INC.

By:	/s/ John W. Howe	By:	/s/ Robert B. McIntosh
	John W. Howe - President		Robert B. McIntosh - President

	Date:6/4/09		Date:6/4/09